UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 24, 2009
Date of Report (date of earliest event reported)

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THE DRESS BARN, INC.
(Exact name of Registrant as specified in its charter)

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Connecticut	0-11736	06-0812960
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

30 Dunnigan Drive
Suffern, New York 10901
(Address of principal executive offices, including zip code)

(845) 369-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On June 24, 2009, The Dress Barn, Inc., a Connecticut corporation (“Dress Barn”), Thailand Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Dress Barn (“Merger Sub”), and Tween Brands, Inc., a Delaware corporation (“Tween Brands”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), that provides for the acquisition of Tween Brands by Dress Barn by means of a merger (the “Merger”) of Merger Sub with and into Tween Brands.  Tween Brands will survive the Merger as a wholly owned subsidiary of Dress Barn.

The Merger Agreement provides that, upon consummation of the Merger, each share of common stock, par value $.01 per share (“Tween Brands Common Stock”), of Tween Brands, issued and outstanding immediately prior to the effective time of the Merger (other than any shares of Tween Brands Common Stock owned by Dress Barn or Merger Sub or any of their respective wholly owned subsidiaries) will be converted into the right to receive 0.47 (the “Exchange Ratio”) validly issued, fully paid and nonassessable shares of common stock, par value $.05 per share (the “Dress Barn Common Stock”), of Dress Barn (unless the aggregate number of shares of Dress Barn Common Stock to be issued in the Merger would exceed 19.99% of Dress Barn’s issued and outstanding shares of Dress Barn Common Stock immediately prior to the effective time of the Merger (19.99% of such issued and outstanding shares rounded down to the nearest whole share, the “Maximum Share Number”), in which case the Exchange Ratio shall be reduced to the minimum extent necessary such that the number of shares of Dress Barn Common Stock issuable in the Merger equals the Maximum Share Number).

The Merger Agreement provides that any options to purchase Tween Brands Common Stock that are outstanding and unexercised at the Effective Time will be converted into the right to receive, with respect to each such option, an amount of cash equal to the positive difference, if any, between the value of the per share common stock consideration paid in the Merger less the per share exercise price of the option for each share subject to such option.  Any option with an exercise price greater than the value of the per share common stock consideration paid in the Merger shall be cancelled without consideration and be of no further force and effect.  In addition, at the Effective Time, the vesting of each share of restricted stock will be accelerated, and each such share will be converted into the right to receive 0.47 shares of Dress Barn’s Common Stock.

The boards of directors of Dress Barn and Tween Brands have unanimously approved the Merger and the Merger Agreement.  The Merger Agreement is subject to customary closing conditions and contains customary representations, warranties and covenants made by Dress Barn and Tween Brands.  The completion of the Merger is subject to specified conditions, including regulatory approvals.  The transaction is not subject to financing.

Additionally, the Merger Agreement provides that Dress Barn will appoint Michael W. Rayden, Tween Brands’s Chairman and Chief Executive Officer, to its board of directors, effective as of the closing of the Merger.  Mr. Rayden, Dress Barn and Tween Brands have entered into a letter agreement in connection with such appointment, a copy of which is filed as Exhibit 2.2 to this Form 8-K.

The Merger Agreement provides that, during the period between the date of the Merger Agreement and the closing of the Merger, Tween Brands will operate its business in the ordinary course and consistent with past practice. Additionally, during such period, Tween Brands is restricted from taking certain actions without obtaining the prior consent of Dress Barn.  Tween Brands has also agreed not to solicit, encourage or initiate discussions with third parties regarding other proposals to acquire Tween Brands and to certain other restrictions on its ability to respond to such proposals.

The Merger Agreement contains certain termination rights for both Dress Barn and Tween Brands, including, among other things, the right of Tween Brands to terminate the Merger Agreement to enter into an agreement for an alternative business combination transaction that constitutes a Superior Proposal (as defined in the Merger Agreement) if Tween Brands complies with certain notice and other requirements set forth in the Merger Agreement.  The Merger Agreement provides that, upon termination of the Merger Agreement under specified circumstances, including by Tween Brands to accept a Superior Proposal, Tween Brands will pay Dress Barn a termination fee of $5,150,000 as set forth therein and reimburse Dress Barn’s out-of-pocket expenses up to a maximum of $1,000,000.

The Merger is intended to qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986 (as amended).

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The Merger Agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual information about Dress Barn or Tween Brands.  In particular, the assertions embodied in the parties’ representations and warranties contained in the Merger Agreement are qualified by information in the confidential disclosure letters that Dress Barn and Tween Brands delivered in connection with the execution of the Merger Agreement.  These disclosure letters, which are not being filed, contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Dress Barn and Tween Brands rather than establishing matters as facts.  Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Dress Barn or Tween Brands.

Letter Agreement

In connection with Dress Barn’s entry into the Merger Agreement, Tween Brands and Dress Barn entered into a letter agreement with Michael W. Rayden, Tween Brands’s Chairman of the Board and Chief Executive Officer.  Consistent with the terms of the Merger Agreement, the letter agreement provides that Dress Barn will appoint Mr. Rayden to its board of directors effective as of the closing of the Merger.  In consideration of this appointment, Mr. Rayden has agreed to resign from Dress Barn’s board of directors upon his termination of employment.  The letter agreement also amends Mr. Rayden’s Employment Agreement with Tween Brands, dated December 3, 2008, to provide that Mr. Rayden’s non-competition restriction will continue to apply in accordance with its terms following the closing of the Merger or a termination of Mr. Rayden’s employment by Tween Brands without cause or by Mr. Rayden for a good reason (the non-competition restriction previously terminated on the occurrence of any such event).  The letter agreement does not provide for any increase in Mr. Rayden’s compensation, and will be effective only if the Merger is completed.

The foregoing description of Mr. Rayden’s letter agreement does not purport to be complete and is qualified in its entirety by reference to the letter agreement, a copy of which is filed as Exhibit 2.2 to this Form 8-K and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed Merger, Dress Barn intends to file with the SEC a Registration Statement on Form S-4 containing a proxy statement/prospectus for the stockholders of Tween Brands and each of Tween Brands and Dress Barn plan to file other documents with the SEC regarding the proposed merger transaction.  The definitive proxy statement/prospectus will be mailed to stockholders of Tween Brands.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, TWEEN BRANDS’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Tween Brands stockholders and other investors will be able to obtain copies of these materials (when they are available) without charge from the SEC through the SEC’s Web site at www.sec.gov.  These documents (when they are available) can also be obtained free of charge from Dress Barn by directing a request to Dress Barn, 30 Dunnigan Drive, Suffern, NY 10901 Attention: Investor Relations Department (telephone: 845-369-4602) or accessing them on Dress Barn’s corporate Web site at www.dressbarn.com, or from Tween Brands by directing a request to Tween Brands, 8323 Walton Parkway, New Albany, OH 43054 Attention: Investor Relations (telephone 614-775-3739) or accessing them on Tween Brands’s corporate Web site at www. tweenbrands.com.

Dress Barn, Tween Brands and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction under the rules of the SEC.  Information about the directors and executive officers of Dress Barn may be found in its 2008 Annual Report on Form 10-K filed with the SEC on September 24, 2008 and in its definitive proxy statement relating to its 2008 Annual Meeting of Shareholders filed with the SEC on November 5, 2008.  Information about the directors and executive officers of Tween Brands may be found in its 2008 Annual Report on Form 10-K filed with the SEC on March 31, 2009 and in its definitive proxy statement relating to its 2009 Annual Meeting of Stockholders filed with the SEC on April 9, 2009.  These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Item 8.01 Other Events.

On June 25, 2009, Dress Barn and Tween Brands issued a joint press release relating to the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No	Description

2.1	Agreement and Plan of Merger, dated as of June 24, 2009, among The Dress Barn, Inc. Thailand Acquisition Corp. and Tween Brands, Inc.*
2.2	Letter Agreement, dated as of June 24, 2009, among Michael W. Rayden, The Dress Barn, Inc. and Tween Brands, Inc.
99.1	Joint Press Release, dated June 24, 2009, issued by The Dress Barn, Inc. and Tween Brands, Inc.

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*	Excludes schedules, exhibits and certain annexes, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DRESS BARN, INC.

Date: June 25, 2009	By:	/s/ David R. Jaffe
Name: David R. Jaffe
Title: President and Chief Executive Officer